Exhibit (a)(1)(ix)
Computershare Trust Company, N.A.
January 10, 2007

RE:	The Scotts Miracle-Gro Company Discounted Stock Purchase Plan
To Participants with transferable Shares in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan:
     As a participant in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “DSPP”), you may be eligible to participate in The Scotts Miracle-Gro Company’s tender offer. Enclosed for your consideration are the Offer to Purchase, dated January 10, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), to purchase up to 4,504,504 of its common shares, without par value (the “Shares”), at a price not less than $48.50 nor greater than $55.50 per share, net to the seller in cash, without interest. The Offer is subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
     On the terms and subject to the conditions of the Offer, the Company will select the lowest Purchase Price (as defined in the Offer to Purchase) that will allow it to purchase 4,504,504 Shares, or, if a lesser number of Shares are validly tendered, all Shares that are validly tendered and not validly withdrawn. All Shares acquired in the Offer will be acquired at the same Purchase Price regardless of whether a shareholder tenders any Shares at a lower price.
     Only Shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be purchased. However, because of the “odd lot” priority, proration and conditional tender offer provisions described in the Offer to Purchase, all of the Shares tendered may not be purchased if more than the number of Shares sought by the Company are validly tendered. Shares not purchased in the Offer will be returned at the expense of the Company promptly following the expiration of the Offer.
     Subject to certain limitations and legal requirements, the Company reserves the right, in its sole discretion, to purchase more than 4,504,504 Shares pursuant to the Offer.
     The Offer is subject to important conditions, including the receipt by the Company of financing on terms and conditions satisfactory to the Company. See Section 7 of the Offer to Purchase.
     Computershare Trust Co., N.A. (“Computershare” or “Agent”) is the holder of record of Shares held for your account under the DSPP. As such, it is the only entity that can tender your Shares, and then only pursuant to your instructions. Note that only “vested Shares,” i.e., Shares you have held at least 12 months, may be tendered under the DSPP. Non-vested Shares may not be tendered since they are not currently transferable. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender the Shares we hold for your account. Set forth below are the instructions you must follow to tender vested Shares held for your benefit under the DSPP.
     Please instruct us as to whether you wish us to tender any or all of the vested Shares Computershare holds for your account on the terms and subject to the conditions of the Offer by mailing your completed tender Instruction Form to us using the enclosed pre-addressed reply envelope or faxing the completed Instruction Form to us at (781) 380-3388. If you do not respond to this notice, no Shares will be tendered on your behalf in the Offer. Any Shares tendered but not accepted by the Company will remain in, or be returned to, your account.
     Please note the following:
     1. You may tender your vested Shares at prices (in increments of $0.50) not less than $48.50 nor greater than $55.50 per Share, as indicated in the attached Instruction Form, net to you in cash, without interest.
     2. You should consult with your tax, financial, or other advisor on the possibility of designating the priority in which your vested Shares will be purchased in the event of proration.
     3. The Offer is subject to important conditions, including the receipt by the Company of financing on terms and conditions satisfactory to the Company. See Section 7 of the Offer to Purchase.

     4. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, February 8, 2007, unless the Company extends the Offer.
     5. The Offer is for up to 4,504,504 Shares, constituting approximately 6.7 % of the total number of outstanding Shares as of December 29, 2006.
     6. If you wish to tender portions of your vested Shares under the DSPP at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. Computershare is the owner of record of Shares held in your account under the DSPP. As such, we must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.
     7. If you are a shareholder who owns beneficially or of record a total of fewer than 100 Shares (an “Odd Lot Holder”) and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the expiration of the Offer and complete the section captioned “Odd Lot” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the Purchase Price and not validly withdrawn.
     8. If you wish to condition your tender upon the Company’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of Shares from all tenders that are so conditioned will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.
     The quarterly statements you receive from Computershare reflect the total Shares we hold for you pursuant to the DSPP. To find your vested or transferable Shares that may be tendered, you will need to go to our website. Please follow the instructions below to access our website and determine the number of Shares you may elect to tender.
Step 1: Connect to the Internet.
Step 2: Log on to www.us.computershare.com/employee
Step 3: Enter “SMG” under Company Code and click “Submit”
You will need your User ID and 5 digit Personal Identification Number (PIN). After you access your account, choose “Sell Shares” from the left side menu. The “Shares available for Sale” are your unrestricted Shares.
     If you wish Computershare to tender any or all of your vested Shares under DSPP, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your vested Shares, we will tender all of your Shares unless you specify otherwise on the attached Instruction Form.
     Cash received from any Shares tendered and accepted for payment by the Company will be distributed to participants by check. Please refer to the Offer to Purchase for a general discussion of the tax consequences of a tender. Generally, backup withholding of 28% will be required unless you complete the enclosed Substitute Form W-9. We have enclosed instructions to assist you with the preparation of this form. See Section 14, “U.S. Federal Income Tax Consequences—Backup Withholding” of the Offer to Purchase.
     Participants in the DSPP who wish to tender all or a portion of their vested Shares must deliver their completed tender Instruction Forms to Computershare for receipt by 4:00 p.m. New York City time, on Monday, February 5, 2007, unless the tender offer is extended, in which case the deadline for receipt of instructions will be 3 business days prior to the expiration date. The mailing address and address for delivery by hand or overnight courier is Computershare Trust Company, N.A., Attn: Corporate Actions, 161 Bay State Drive, Braintree, MA 02184. The address for Registered, Certified or First Class Mail is P.O. Box 859208, Braintree, MA 02185-9208. You may fax your completed tender Instruction Form to Computershare at (781) 380-3388. If you have any questions about the tender process, please call the Information Agent, D.F. King & Co., Inc. at (800) 714-3312. Your prompt action is requested.
     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
     You may only direct us, as Agent for the DSSP, to withdraw your vested DSPP Shares from the tender by performing the following steps:

     (a) You must send a signed written notice of withdrawal to Computershare as Agent for the DSPP.
     (b) You may fax your notice of withdrawal to Computershare as Agent for the DSPP at (781)380-3388.
     (c) The notice of withdrawal must state your name, social security number, the number of vested DSPP Shares that you wish to withdraw from the Offer and that you are directing Computershare to withdraw DSPP Shares that you previously directed us to tender on your behalf.
     (d) The notice of withdrawal must be received by Computershare before 4:00 p.m., New York City time, on Monday, February 5, 2007.
     You may direct Computershare to re-tender your vested Plan Shares by completing another tender Instruction Form and returning it to Computershare for receipt by 4:00 p.m., New York City time, on Monday, February 5, 2007. You may obtain another copy of the tender Instruction Form by faxing your request to 781-380-3388.
     The Company’s Board of Directors has approved the Offer. However, neither the Company nor any member of its Board of Directors, nor the Dealer Manager, the Information Agent, the Depositary or Computershare makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which they may choose to tender their Shares. Shareholders must make their own decision as to whether to tender their Shares and, if so, how many Shares to tender and the purchase price or purchase prices at which their Shares should be tendered. In doing so, shareholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. See Section 2 of the Offer to Purchase. Shareholders should discuss whether to tender their Shares with their broker or other financial or tax advisor. The Company’s directors and executive officers and its largest shareholder, Hagedorn Partnership, L.P., of which James Hagedorn, the Company’s Chairman and Chief Executive Officer, and Katherine Hagedorn Littlefield, one of its directors, are partners, have advised the Company that they do not intend to tender any Shares owned by them in the Offer. See Section 11 of the Offer to Purchase.
     YOUR INSTRUCTIONS TO US MUST BE FORWARDED TO US PROMPTLY IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFER TO PURCHASE. ALTHOUGH THE OFFER IS PRESENTLY SCHEDULED TO EXPIRE ON THURSDAY, FEBRUARY 8, 2007, AT 12:00 MIDNIGHT, NEW YORK CITY TIME, WE MUST RECEIVE YOUR INSTRUCTIONS BY NO LATER THAN 4:00 P.M., NEW YORK CITY TIME, ON MONDAY, FEBRUARY 5, 2007 IN ORDER TO BE ABLE TO ACT ON YOUR INSTRUCTIONS IN A TIMELY FASHION (UNLESS THE OFFER IS EXTENDED BY THE COMPANY).
Very truly yours,

Computershare Trust Co., N.A.
Agent, The Scotts Miracle-Gro Company Discounted
Stock Purchase Plan
     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions whose laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Banc of America Securities LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

Instruction Form
With Respect to
Offer to Purchase for Cash
by
The Scotts Miracle-Gro Company
of
Up to 4,504,504 of its Common Shares
At a Per Share Purchase Price Not Less Than $48.50 nor
Greater Than $55.50
     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 10, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), to purchase up to 4,504,504 of its common shares, without par value (the “Shares”), at a price not less than $48.50 nor greater than $55.50 per Share, net to the seller in cash, without interest. The Offer is subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all vested Shares you hold for the account of the undersigned under The Scotts Miracle-Gro Company Discounted Stock Purchase Plan, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

     Number of Shares to be tendered:            Shares.

     THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
     (1) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Offer,” the undersigned hereby tender vested Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price (as defined in the Offer to Purchase) for the Shares is less than the price checked below. IF YOU DESIRE TO TENDER VESTED SHARES AT MORE THAN ONE PRICE, YOU MUST INSTRUCT US, AS THE RECORD OWNER OF SHARES HELD IN YOUR ACCOUNT, TO COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH VESTED SHARES ARE TO BE TENDERED. The same vested Shares cannot be tendered, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH VESTED SHARES
ARE BEING TENDERED

☐ $48.50	☐ $52.50
☐ $49.00	☐ $53.00
☐ $49.50	☐ $53.50
☐ $50.00	☐ $54.00
☐ $50.50	☐ $54.50
☐ $51.00	☐ $55.00
☐ $51.50	☐ $55.50
☐ $52.00
OR
     (2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Price (in Dollars) Per Share at which vested Shares are Being Tendered,” the undersigned hereby tenders Shares at the Purchase Price, as the same shall be determined in accordance with the terms of the Offer.
☐	The undersigned wants to maximize the chance of having the Company purchase all of the vested Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders vested Shares and is willing to accept the Purchase Price determined in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $48.50.
     CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOT
(See Box 6 of the Letter of Transmittal)
     To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
☐	Is the beneficial or record owner of an aggregate of fewer than 100 vested Shares, all of which are being tendered; or

☐	Is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such person's shares.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the price per share indicated above in the section captioned “Price (in Dollars) Per Share at which Shares are Being Tendered”; or

☐	at the Purchase Price, as the same will be determined in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above).
CONDITIONAL TENDER
(See Box 6 of the Letter of Transmittal)
     A tendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased and each shareholder is urged to consult his or her own tax advisor with respect to his or her particular situation. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐	The minimum number of Shares that must be purchased from the undersigned, if any are purchased, is: Shares.
     If, because of proration, the minimum number of Shares will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked the box below:
☐	The tendered Shares represent all Shares held by the undersigned.

     The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
     NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD IN THE DSPP ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE AGENT FOR THE DSPP, USING THE PREADDRESSED REPLY ENVELOPE PROVIDED OR VIA FAX TO (781) 380-3388 OR OVERNIGHT DELIVERY TO COMPUTERSHARE TRUST COMPANY, N.A., ATTN: CORPORATE ACTIONS, 161 BAY STATE DRIVE, BRAINTREE, MA 02184. THE ADDRESS FOR REGISTERED, CERTIFIED OR FIRST CLASS MAIL IS P.O. BOX 859208, BRAINTREE, MA 02185-9208. YOUR INSTRUCTION FORM MUST BE RECEIVED BY 4:00 P.M., NEW YORK CITY TIME, MONDAY, FEBRUARY 5, 2007.
     YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

Signature(s):

Name(s):	(Please Print)

Taxpayer Identification or Social Security Number:

Address(es):	(Including Zip Code)

Area Code/Phone Number:

Date:

TO BE COMPLETED BY HOLDERS WHO ARE U.S. PERSONS
(See Instruction 13)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 16.	Name (as shown on your income tax return)

Business name, if different from above

	Check appropriate box:	☐	Individual/ Sole proprietor	☐	Corporation	☐	Partnership	☐	Other ▶	☐	Exempt from backup withholding

	Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 17. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 17. Note: If the account is in more than one name, see the chart on page 18 for guidelines on whose number to enter.
Social security number ☐☐☐☐☐☐☐☐☐ or Employer Identification number ☐☐☐☐☐☐☐☐☐

Part II	Certification

Under penalties of perjury, I certify that:
1.	The number shown on this form is my correct taxpayer identification number, and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 18.)

Sign Here	Signature of U.S. person ▶	Date ▶

NOTE: FAILURE BY A HOLDER TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ALL PAYMENTS MADE TO YOU IN RESPECT OF THE SHARES SURRENDERED BY YOU. PLEASE REVIEW THE ENCLOSED SUBSTITUTE FORM W-9 AND ACCOMPANYING INSTRUCTIONS FOR ADDITIONAL DETAILS.
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Identification Number to Guide the Payer.—Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account		number of—
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship account	The owner(3)

Give the
EMPLOYER IDENTIFICATION
For this type of account:		number of—
6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
7.	Corporate account	The corporation
8.	Religious, charitable or education organization account	The organization
9.	Partnership	The partnership
10.	Association, club or other tax-exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security Number.

(3)	Show the name of the owner. In addition, you may also enter your business name. You may use your Social Security Number or Employer Identification Number.

(4)	List first and circle the name of the legal trust, estate, or pension trust.
     NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number
     If you don’t have a Taxpayer Identification Number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references herein refer to sections of the Internal Revenue Code of 1986, as amended.
Payees Exempt from Backup Withholding
     Backup withholding is not required on any payments made to the following payees:
•	An organization exempt from tax under Section 501(a), an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2),

•	The United States or any of its agencies or instrumentalities,

•	A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

•	A foreign government or any of its political subdivision, agencies, or instrumentalities, or

•	An international organization or any of its agencies or instrumentalities.
     Other payees that may be exempt from backup withholding include:
•	A corporation,

•	A foreign central bank of issue,

•	A dealer in securities of commodities required to register in the United States, the District of Columbia, or a possession of the United States,

•	A futures commissions merchant registered with the Commodity Futures Trading Commission,

•	A real estate investment trust,

•	An entity registered at all times during the tax year under the Investment Company Act of 1940,

•	A common trust fund operated by a bank under Section 584(a),

•	A financial institution,

•	A middleman known in the investment community as a nominee or custodian, or

•	A trust exempt from tax under section 664 or described in section 4947.
     Exempt payees described above should file Substitute Form W-9 or applicable IRS Form W-8 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
     Privacy Act Notice—Section 6109 requires most recipients of dividends, interest, or other payments to give Taxpayer Identification Numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

Penalties
     (1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your Taxpayer Identification Number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
     (3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT.